FOR IMMEDIATE RELEASE

Trading in Alpha Natural Resources Common Stock Suspended by NYSE

BRISTOL, VA, July 16, 2015 – Alpha Natural Resources, Inc. (NYSE: ANR) today confirmed that the New York Stock Exchange has suspended trading in the company’s common stock, effective immediately, and has initiated proceedings to delist the common stock from the Exchange. The determination was based on “abnormally low” price indications of the company’s common stock.

The company expects that its common stock will begin to trade on over-the-counter (OTC) markets beginning on July 17, 2015.

About Alpha Natural Resources
Alpha Natural Resources is one of the largest and most regionally diversified coal suppliers in the United States. With affiliate mining operations in Virginia, West Virginia, Kentucky, Pennsylvania and Wyoming, Alpha supplies metallurgical coal to the steel industry and thermal coal to generate power to customers on five continents.  Alpha is committed to being a leader in mine safety with its Running Right safety process, and an environmental steward in the communities where its affiliates operate. For more information, visit Alpha’s website (www.alphanr.com) or like Alpha’s Facebook page (https://www.facebook.com/AlphaNaturalResources).

Investor Contact
Alex Rotonen, CFA
Vice President, Investor Relations
276-739-4144
arotonen@alphanr.com

Media Contact
Steve Hawkins
Director, Media Relations
276-285-2037
shawkins@alphanr.com

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